                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             CARDINAL BANCSHARES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 1, 1997


     Notice is hereby given that the 1997 Annual Meeting of Shareholders of Cardinal Bancshares, Inc. will be held at The Vine Street Trust Company, 360 East Vine Street, Lexington, Kentucky on Thursday, May 1, 1997, at 9:00 a.m. local time for the following purposes:

     1.   To elect seven directors for a one year term;

     2. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.


     Only shareholders of record at the close of business on March 28, 1997 are entitled to notice of and to vote at this meeting or any postponement thereof. The stock transfer books will not be closed.

     It is desirable that as many shareholders as possible be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE REPLY ENVELOPE AS SOON AS POSSIBLE. Anyone executing and delivering a proxy has the power to revoke it at any time prior to the establishment of a quorum at the Annual Meeting. Your cooperation in signing and returning the proxy promptly will be greatly appreciated.


                             By order of the Board of Directors,

                             /S/ John S. Penn
                             --------------------------------------------------
                             John S. Penn, President and Chief Executive Officer


April 4, 1997

                            CARDINAL BANCSHARES, INC.
                              400 EAST VINE STREET
                                    SUITE 300
                            LEXINGTON, KENTUCKY 40507

                                 PROXY STATEMENT

                      ANNUAL MEETING TO BE HELD MAY 1, 1997

                        AT THE VINE STREET TRUST COMPANY

                    360 EAST VINE STREET, LEXINGTON, KENTUCKY

                                  INTRODUCTION

     The Board of Directors of Cardinal Bancshares, Inc. (the "Company" or "Cardinal") solicits your proxy, and asks that you vote, sign, date and promptly mail the enclosed proxy card for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held May 1, 1997, at The Vine Street Trust Company, 360 East Vine Street, Lexington, Kentucky at 9:00 a.m. local time and at any adjournment or postponement of such meeting. At the Annual Meeting, it is anticipated that the proposal relating to the election of directors will be the only action considered. The Company's 1996 Annual Report to the shareholders is enclosed with this Proxy Statement. It is anticipated that this Proxy Statement will be first mailed to shareholders on April 4, 1997.

                                     VOTING

     The Board of Directors has fixed the close of business on March 28, 1997 as the record date ("Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, 1,593,557 shares of the Company's common stock, no par value, (the "Company's Common Stock") were outstanding. Owners of record of the Company's Common Stock on March 28, 1997 are entitled to notice of and one vote per share for each matter presented at the Annual Meeting or any adjournment thereof. Under Kentucky law, shareholders have cumulative voting rights with respect to the election of directors. Under cumulative voting procedures, each shareholder is entitled to cast as many votes in the aggregate as shall equal the number of shares of the Company's Common Stock owned by him or her multiplied by the number of directors to be elected. Each shareholder may cast all his or her votes for a single nominee or may distribute them among two or more nominees. The persons named as proxies reserve the right to cumulate votes represented by proxies which they receive, and to distribute such votes among one or more of the nominees in their discretion. The seven nominees for director receiving the highest number of votes shall be elected directors, to hold office until the next succeeding annual meeting or until the election and qualification of their successors.

     Employees of Cardinal who participate in the Cardinal Bancshares, Inc. Affiliates Employee Stock Ownership Plan (the "ESOP") generally may vote the shares held in their account (which generally are allocated in proportion to each participant's compensation) by giving instructions for voting to the ESOP's trustee. When shares held by the ESOP are allocated to a suspense account, each participant in the ESOP is deemed to have one share for the purpose of directing the trustee in voting the unallocated shares. The trustee of the ESOP will vote all of the unallocated shares held by the ESOP in proportion to the instructions it receives from participants. However, if a participant does not give voting instructions, shares represented by the participant's vote will not be voted.

     Employees of Cardinal who participate in either the First Federal Savings Bank Management Retention Plan or the Mutual Federal Savings Bank Management Retention Plan (collectively the "MRPs") are entitled to vote the shares held by the trustee that are represented by their individual share awards. If the trustee of the MRPs does not receive instructions with respect to a share award, the trustee will vote such shares represented by the share award at the direction of the Management Retention Plan Committee (the "MRP Committee").

     The Vine Street Trust Company ("Vine Street"), the trustee of the ESOP and the MRPs, is a subsidiary of Cardinal; therefore, participants' instructions will be given to an independent third party for tabulation and then transmitted to the trustee to protect the confidentiality of the vote.

     Abstentions and broker non-votes are not counted in determining the number of votes cast and in effect represent no action taken on the matter by the abstaining or non-voting shareholder.

     The cost of soliciting proxies will be borne by Cardinal. The solicitation of proxies will be primarily by mail. In addition to the solicitation of proxies by mail, directors, officers and employees of Cardinal may solicit proxies personally, by telephone, telegraph or otherwise. Cardinal will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse the holders for their reasonable expenses in doing so. You may revoke your proxy at any time before it is voted by giving written notice of its revocation to the Secretary of the Company, by delivery of a later dated proxy, or by attending the annual meeting and voting in person. Signing a proxy does not preclude you from attending the meeting in person. The shares represented by all properly executed proxies will be voted as specified. IN THE ABSENCE OF DIRECTION, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE NOMINEES TO THE BOARD SET FORTH BELOW.

                     VOTING SECURITIES AND OWNERSHIP THEREOF

     The following table sets forth information as of the Record Date with respect to persons known by the Company to be beneficial owners of more than five percent of the Company's Common Stock. The historical information set forth below is based on beneficial ownership information known to the Company or contained in the most recent Schedule 13D or 13G filed on behalf of such person with the Securities and Exchange Commission ("SEC").

Name and Address of              Amount and Nature of       Percent of Company's
Beneficial Owner                 Beneficial Ownership       Common Stock
--------------------------       --------------------       --------------------
Carol M. Gatton                       158,204 (1)                   9.93%
Gatton Chevrolet-Cadillac
1000 West State Street
Bristol, Tennessee  37620

James S. Mahan, III                   118,434 (2)                   7.13%
3390 Peachtree Road NE
Atlanta, Georgia   30326

(1) Shares do not include 3,517 shares in the C. M. Gatton Profit Sharing Plan in which Mr. Gatton does not have voting or dispositive power.

(2) Includes 66,666 shares of the Company's Common Stock issuable upon exercise of options exercisable within 60 days of the Record Date.


     The following table sets forth information as of the Record Date with respect to shares of the Company's Common Stock owned by all directors and nominees, each of the named executive officers (defined below) of Cardinal, and the directors and executive officers of Cardinal as a group.

Name and Position of
Directors and                       Amount and Nature of          Percent of Company's
Executive Officers                  Beneficial Ownership (1)      Common Stock
--------------------------------    ------------------------      --------------------
Samuel A. B. Boone                         70,000                        4.39%
    Director

Jack H. Brown (2)(3)                       30,546                        1.91%
   Chief Financial Officer


Vernon J. Cole (4)                         70,130                        4.40%
   Director

Scott P. Cvengros (2)                       2,204                          *
   Senior Credit Officer

James M. Hill, IV                          60,551                        3.80%
   Director

Loyd G. Jasper (2)(3)                      18,233                        1.14%
   Director

James S. Mahan, III (2)(3)(5)(6)          118,434                        7.13%
   Chairman and Chief
   Executive Officer

Ryan R. Mahan (6)                          33,373                        2.09%
   Director

John S. Penn (2)(3)(5)                     33,057                        2.06%
   Director, President and
   Chief Executive Officer

Ronald C. Switzer (7)                      77,547                        4.87%
   Director

Directors and Executive Officers          514,075                       30.65%
as a Group (10 Persons)

----------

(1) Unless otherwise indicated, shares beneficially owned are held with voting and dispositive power.

(2) Includes shares of the Company's Common Stock acquired under the Company's 401(k) Plan through December 31, 1996. The number of shares acquired under the plan for Messrs. Brown, Cvengros, Jasper, J. Mahan and Penn are 779, 687, 1,031, 915 and 699, respectively.

(3) Includes shares of the Company's Common Stock issuable upon exercise of options exercisable within 60 days of the Record Date. The number of shares issuable upon exercise of options exercisable within 60 days of the Record Date to Messrs. Brown, Jasper, J. Mahan and Penn are 2,725, 3,417, 66,666 and 11,111, respectively.

(4) Mr. Cole's shares are held by The Cole Family Limited Partnership (62,630) and by the Vernon J. Cole Revocable Trust (7,500).

(5) James S. Mahan, III was Chairman of the Board and Chief Executive Officer until his resignation on September 20, 1996. Mr. Penn became Chief Executive Officer on October 24, 1996.

(6) James S. Mahan, III and Ryan R. Mahan are brothers.

(7) Includes 15,853 shares held by a profit sharing trust.

(*) Less than 1%.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires the Company's officers and directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 1996 all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis with the exception of a tardy Form 4 filing reflecting one transaction made by Ronald C. Switzer, a Cardinal director, and a tardy Form 4 filing reflecting one transaction made by Robert F. Stockwell, formerly Cardinal's treasurer, who resigned September 20, 1996.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)


     The Articles of Incorporation and Bylaws of the Company provide that the Board of Directors shall be composed of not less than one nor more than 20 members with the exact number to be determined each year by resolution of a majority of the full Board of Directors. The Board of Directors has fixed the number of directors for the ensuing year at seven.

     The Company's Board of Directors, as of the Record Date, consist of seven
(7) members and each member has been nominated for re-election at the 1997 Annual Meeting. Directors are elected annually to serve until the next succeeding annual meeting or until the election and qualification of their successors.

     The Board of Directors does not know of any nominee who will be unable to serve. If any nominee becomes unwilling or unable to accept nomination or election, the Board of Directors may designate a substitute nominee, and the proxies shall have the right to vote for any substitute nominee in place of the nominee who becomes unwilling or unable to accept nomination or election, unless an instruction to the contrary is indicated on the proxy card. The proxies shall have discretionary authority in cumulating the votes with respect to any substitute nominee.

     There are no current family relationships between any director or executive officer of the Company or any nominee. Ryan R. Mahan is the brother of James S. Mahan, III, who served as Chairman and Chief Executive Officer of the Company until September 20, 1996. There are no arrangements or understandings regarding the election of any of the following nominees as directors, except that the nomination of Loyd G. Jasper is made pursuant to the terms of the Agreement of Conversion and Acquisition between Cardinal and Alliance Bank ("Alliance").

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE SEVEN NOMINEES FOR DIRECTOR.

                    INFORMATION ABOUT DIRECTORS AND NOMINEES

     The following table sets forth information with respect to the nominees of the Board for election as directors of Cardinal. Each nominee currently serves on the Board of Cardinal.

DIRECTORS:

Name and Age of  Director (1)       Position(s) Held               Director Since
-----------------------------       ------------------------       --------------
Samuel A. B. Boone, 36              Director                       1996

Vernon J. Cole, 72                  Director                       1989

James M. Hill, IV, 59               Director                       1996

Loyd G. Jasper, 62                  Director                       1993

Ryan R. Mahan, 44                   Director                       1989

John S. Penn, 45                    Director, President and        1989
                                    Chief Executive Officer

Ronald C. Switzer, 55               Director                       1989

----------

(1) Ages are as of March 28, 1997.


     The following information, as of March 28, 1997, concerns the principal occupation of each nominee for director for the past five years.

     SAMUEL A. B. BOONE is President of The Lexington Quarry Company. He serves as a director at First & Peoples Bank ("First & Peoples").

     VERNON J. COLE, was President and Chief Executive Officer of HNB Bank, N.A. ("HNB") from 1986 until 1991. Mr. Cole is currently Chairman of the Board of HNB.

     JAMES M. HILL, IV, a veterinarian, is a self-employed breeder and racer of thoroughbred horses. In addition, Dr. Hill entered the boot manufacturing and marketing business in May 1996.

     LOYD G. JASPER, was President and Chief Executive Officer of Alliance from 1985 to July 1994. Mr. Jasper has been a member of the Board of Alliance since 1985 and became Chairman of the Board of Directors of Alliance in January 1993. He has also been the President and a director of Mutual Service Corporation ("Mutual Service") since January 1986 and served as President and director of Mutual Insurance Agency, Inc. ("Mutual Insurance"), now a wholly-owned subsidiary of HNB, from 1985 to February, 1994.

     RYAN R. MAHAN, has owned and operated Ryan R. Mahan and Associates, an equine auctioneer firm, since 1975. He is also Vice President and co-owner of Swinebroad-Denton, a real estate brokerage firm and has been associated with such firm since 1988. Mr. Mahan is also an auctioneer at Keeneland Association, Lexington, Kentucky. He is also director of auctions for Ocala Breeders Sales, Inc., Barretts Equine Sales and Canadian Breeders Sales.

     JOHN S. PENN, was President and Chief Operating Officer of Cardinal from November 1987 to October 1996. In October 1996 he was elected President and Chief Executive Officer of Cardinal. He is also a director of VST Financial Services ("VST").

     RONALD C. SWITZER, has been a certified public accountant since 1969. His accounting firm is Switzer, McGaughey & Co., PSC in Lexington, Kentucky. He also has owned and been the president of various restaurant franchises, a computer franchise, and an athletic club. Mr. Switzer is also a director of Vine Street.

COMMITTEES OF THE CARDINAL BOARD OF DIRECTORS

     The following describes the duties and responsibilities of certain committees of the Cardinal Board of Directors, current membership of these committees and the number of meetings held annually. The Board of Directors of Cardinal acts as the nominating committee for selecting nominees for election as directors and met once for that purpose in 1996. All nominations for membership on the Board of Directors originated with the Board of Directors. The Board of Directors will not consider nominees recommended by stockholders.

     Executive Committee. Prior to the resignation of Carol M. Gatton from the Cardinal Board of Directors on March 31, 1996 and the resignations of Robert W. Copelan, James S. Mahan, III and Howard J. Runnion, Jr. from the Cardinal Board of Directors on September 20, 1996, the Executive Committee consisted of Messrs. Gatton, Copelan, J. Mahan, Runnion, Ronald C. Switzer and John S. Penn. On October 24, 1996, the Board elected Mr. Penn, Mr. Switzer and Samuel A. B. Boone to serve as members of the Executive Committee. The Executive Committee has the authority to exercise all powers of the Board of Directors between regularly scheduled meetings, except as limited by the Bylaws of Cardinal and Kentucky law. The Committee meets as necessary to consider items of general concern to Cardinal. The Executive Committee met five times in 1996.

Audit Committee. Prior to October 24, 1996, the members of the Audit Committee were Vernon J. Cole, Chairman, and Ronald C. Switzer. On October 24, 1996, Loyd
G. Jasper was appointed as an additional member of the Audit Committee. The Audit Committee meets with outside auditors to discuss the results of the annual audit and any related matters. This Committee also receives and reviews all reports and findings and other information presented to them by Cardinal's internal auditor. The Audit Committee met seven times during 1996.

     Compensation Committee. Prior to the resignations of Carol M. Gatton and Howard J. Runnion, Jr., the members of the Compensation Committee were Messrs. Gatton and Runnion and Loyd G. Jasper. On October 24, 1996, the Board appointed Mr. Jasper, Ronald C. Switzer and Vernon J. Cole to serve as members of the Compensation Committee. The Compensation Committee meets as needed in order to administer the CEO compensation program and the Limited Stock Option Plan. It met once in 1996.

     Stock Option Agreement Committee. Prior to October 24, 1996, the members of the Stock Option Agreement Committee were Ronald C. Switzer and Vernon J. Cole. On October 24, 1996, Mr. Cole, Samuel A. B. Boone and James M. Hill, IV were appointed as members of the Stock Option Agreement Committee. The Stock Option Agreement Committee administers the 1989 and 1994 Stock Option Plans and it met three times in 1996.

     Pension Planning Committee. Prior to the resignation of Dean Grimm from the Cardinal Board of Directors on May 20, 1996 and the resignation of Mr. J. Mahan on September 20, 1996, the Pension Planning Committee consisted of Messrs. Grimm, J. Mahan and John S. Penn. On October 24, 1996, the Board appointed Mr. Penn, Ryan R. Mahan and James M. Hill, IV to serve as members of the Pension Planning Committee. The Committee meets as necessary between regular Board meetings to consider items relating to the Cardinal Bancshares, Inc. Pension Plan and Trust Agreement. It did not meet in 1996.

     Management Retention Plan Committee. Prior to the resignation of Mr. J. Mahan, the MRP Committee consisted of Mr. J. Mahan, John S. Penn and Ronald C. Switzer. On October 24, 1996, the Board appointed Mr. Penn, Ryan R. Mahan and James M. Hill, IV to serve as members of the MRP Committee. The MRP Committee meets as necessary between regular Board meetings to consider awards under subsidiary plans. It did not meet in 1996.

     Cardinal Bancshares, Inc. -- 1992 First Federal Savings Bank Restricted Stock Option Plan Committee. Prior to the resignation of Mr. J. Mahan, the members of this Committee were Mr. J. Mahan, John S. Penn and Ronald C. Switzer. On October 24, 1996, the Board appointed Mr. Penn, Ryan R. Mahan and James M. Hill, IV to serve on the Committee. The Committee meets as necessary to consider stock grants under the First Federal Savings Bank Restricted Stock Option Plan. The Committee met one time in 1996.

     Cardinal Bancshares, Inc. -- 1993 Mutual Federal Savings Bank Restricted Stock Option Plan Committee. Prior to the resignation of Mr. J. Mahan, the members of this Committee were Mr. J. Mahan, John S. Penn and Ronald C. Switzer. On October 24, 1996, the Board appointed Mr. Penn, Ryan R. Mahan and James M. Hill, IV to serve on the Committee. The Committee meets as necessary to consider stock grants under the Mutual Federal Savings Bank Restricted Stock Option Plan. The Committee met one time in 1996.

     Regular meetings of the Board of Directors are held quarterly. During 1996, there were ten meetings of the Board of Directors, including scheduled and special meetings. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors (held during the period for which he was a director) and of all committees of the Board on which such director served during the period that he served during fiscal 1996, except for James S. Mahan, III, who attended 67% of the meetings held.


DIRECTORS' COMPENSATION

     Directors' Fees. Beginning with the fourth regularly scheduled quarterly meeting during 1996, nonmanagement directors of Cardinal received $1,000 for attending each meeting. Prior to the fourth regularly scheduled quarterly meeting, directors of Cardinal did not receive any compensation for attending Cardinal Board of Directors or Committee meetings. In addition, each member of Cardinal's Audit Committee, beginning after July 1996, received $250 per meeting attended. Directors of Vine Street, First & Peoples and HNB receive a fee of $300 for each directors' meeting attended. Directors of Alliance receive a fee of $500 per Board meeting held, whether or not the director attends the Board meeting. Directors of Jefferson Banking Company ("Jefferson") receive a fee of $400 for each directors' meeting attended. Directors of VST, Mutual Service and Mutual Insurance do not receive fees. Messrs. Boone, Cole, Hill, Jasper, Ryan Mahan and Switzer received $3,950, $4,450, $1,000, $1,750, $1,000 and $1,750, respectively, in directors' fees from Cardinal and Cardinal subsidiaries during fiscal 1996.

     Consulting Agreements. Pursuant to a consulting agreement entered into with Cardinal when he became a director in 1990, Howard J. Runnion, Jr. received a fee of $1,000 for each calendar quarter in which he attended a regular meeting of the Board of Directors. Mr. Runnion received $2,000 during 1996 for consulting services. Mr. Runnion resigned from the Board of Directors on September 20, 1996.

     Employment Agreements. Mr. Jasper entered into an employment agreement with Alliance in connection with the affiliation of Alliance and Cardinal (the "Employment Agreement"). The Employment Agreement provides for a three year term of employment extended annually so that the remaining term is for three years. The Employment Agreement provides that if employment is terminated for any reason other than cause, Mr. Jasper would continue to receive compensation for the unexpired term of the Agreement. In 1994, Mr. Jasper resigned his position of Chief Executive Officer of Alliance; therefore, his Employment Agreement was not extended and it will expire in October 1997. Mr. Jasper's salary under the Employment Agreement for fiscal 1996 was $85,086. Additionally, Mr. Jasper was granted 15% of the stock options granted under the Cardinal Bancshares, Inc. -- 1993 Mutual Federal Savings Bank Restricted Stock Option Plan and is entitled to participate in any Cardinal or Alliance employee benefit provided to executive employees, including medical and life insurance plans.

     Deferred Compensation Agreements. Pursuant to a deferred compensation agreement (the "Cole Agreement") between HNB and Mr. Cole relating to his service as President and Chief Executive Officer of HNB until 1991, Mr. Cole is entitled to receive $2,333 per month until January 2001. If Mr. Cole dies before all of his deferred compensation has been paid pursuant to the Cole Agreement, his wife will be paid the monthly installments. If Mr. Cole becomes disabled, he will be entitled to payments pursuant to the Cole Agreement. In the event the Cole Agreement is terminated prior to Mr. Cole's death or disability, Mr. Cole shall be entitled to benefits upon his termination of employment for a period of one month for each full year of continuous service under the Cole Agreement, not to exceed a period of 60 months, in the amount of $2,333 per month. The Cole Agreement is terminable by either party on at least 90 days prior written notice. Pursuant to the Cole Agreement, no payment of any unpaid installment shall be made and all rights of Mr. Cole, his spouse and beneficiaries will be forfeited if he competes with HNB or refuses to provide advice and counsel to HNB. During the year ended December 31, 1996, Mr. Cole received $28,000 in deferred compensation payments.

                                   MANAGEMENT

     The following table sets forth certain information with respect to all of the executive officers of Cardinal.

Name and Age of  Officer (1)           Position(s) Held       Year First Elected
----------------------------       -----------------------    ------------------
John S. Penn, 45                   Director, President and           1987
                                   Chief Executive Officer

Jack H. Brown, 47                  Chief Financial Officer           1988


Scott P. Cvengros, 33              Senior Credit Officer             1996
----------

(1) Ages are as of March 28, 1997.

     Information concerning the principal occupation of Mr. Penn is set forth under "Information about Directors and Nominees." Information concerning the principal occupation during the last five years of those executive officers who are not directors of Cardinal is set forth below.

     JACK H. BROWN, has been the Chief Financial Officer of Cardinal since 1988. He is currently the Secretary-Treasurer of VST and a vice president of Vine Street, Jefferson, First & Peoples, HNB and Alliance.

     SCOTT P. CVENGROS, has been the Senior Credit Officer of Cardinal since January 1996. Mr. Cvengros served as a lending officer at Vine Street from February 1989 until January 1995. He was a lending officer at VST from January 1995 until June 1995 at which time he became president of VST. He served as president of VST until he joined Cardinal in January 1996.


EXECUTIVE COMPENSATION

     Compensation. The following table sets forth certain information concerning compensation paid or accrued by the Company during the last three fiscal years to or on behalf of Cardinal's CEOs and each of the two other most highly compensated executive officers of Cardinal whose total annual salary and bonus exceeded $100,000 in fiscal 1996 (the "named executive officers"). Cardinal does not have any stock appreciation rights ("SARs").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                               ANNUAL COMPENSATION                 COMPENSATION
                                       ----------------------------------          ------------
                                                              Other Annual          Securities             All
        Name and                                                 Compen-            Underlying            Other
        Principal                       Salary      Bonus        sation              Options/          Compensation
      Position (1)           Year         ($)        ($)         ($) (2)             SARs (#)             ($) (3)
      ------------           ----         ---        ---         -------             --------             -------
James S. Mahan, III,         1996       131,250          -               -                -                5,250
Chairman of the              1995       200,000          -           9,998                -  (4)           8,000
Board and Chief              1994       167,835          -           1,573                -                2,000
Executive Officer


John S. Penn,                1996       142,040          -           6,636                -                5,682
Director, President and      1995       142,040          -           4,344                -                5,682
Chief Executive Officer      1994       142,040          -           2,835                -                1,420


Jack H. Brown,               1996       109,400          -               -            2,000                4,376
Chief Financial              1995       109,400          -               -                -                4,376
Officer                      1994       109,400          -               -            2,275                1,094


Scott P. Cvengros,           1996        89,792     29,012               -            3,500                4,572
Senior Credit Officer        1995        78,250      7,250               -            2,500                3,420
                             1994        56,125      3,700               -              500                1,160


(1) Mr. Mahan was Chairman of the Board and Chief Executive Officer until his resignation on September 20, 1996. Mr. Penn became Chief Executive Officer on October 24, 1996.

(2) Value of personal use of company-owned automobile.

(3) Consists of matching contributions under the Company's 401(k) Savings Plan.

(4) Does not include options for 929,200 shares of Security First Network Bank ("SFNB") common stock (as adjusted for stock splits to date) granted by Cardinal to Mr. Mahan in 1995 which became exercisable (subject to vesting) upon the spin-off of SFNB in May, 1996.

     Employment Agreements. None of the named executive officers of Cardinal has an employment agreement with Cardinal or any of its subsidiaries.

     Stock Options. The following table contains information with respect to grants of stock options to the named executive officers who received stock options during fiscal 1996.


                       OPTIONS/SAR GRANTS 1996 FISCAL YEAR

                              Individual Grants (1)

                                                                                            Potential
                            Number of                                                   Realized Value at
                            Securities      % of Total                                     Assumed Annual
                            Underlying       Options/                                   Rates of Stock Price
                             Options/       SARs Granted     Exercise                     Appreciation
                               SARs         to Employees      or Base                    for Option Term
                             Granted         in Fiscal         Price      Expiration    ---------------------     Grant
           Name                (#)             Year           ($/sh)         Date        5% ($)      10% ($)       Date
           ----                ---             ----           ------         ----        ------      -------       ----
Jack H. Brown                 2,000            5.58%           39.67       06/21/06      49,900      126,440     06/21/96

Scott P. Cvengros             3,500            9.76%           39.67       06/21/06      87,325      221,270     06/21/96

(1) Option grants are exercisable in full 5 years from grant date.



     The following table provides information related to options exercised by the named executive officers during fiscal 1996 and the number and value of options held at year end by such officers. The Company does not have any SARs.

               AGGREGATED OPTION/SAR EXERCISES IN 1996 FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                                          Number of Securities           Value of Unexercised
                                                         Underlying Unexercised              In-the-Money
                                                            Options/SAR's at               Options/SAR's at
                              Shares                           FY-End (#)                   FY-End (2) ($)
                             Acquired       Value     -------------------------------------------------------------
                           on Exercise    Realized
          Name                 (#)         ($) (1)    Exercisable    Unexercisable    Exercisable   Unexercisable
-------------------------------------------------------------------------------------------------------------------
James S. Mahan, III                -           -             -            66,666             -       2,733,306 (3)

John S. Penn                       -           -             -            33,334             -       1,366,694

Jack H. Brown                      -           -         2,725             4,275        77,663          49,060

Scott P. Cvengros                  -           -             -             7,200             -          67,677


(1) Represents the difference between the fair market value of the Company's Common Stock underlying the option and the exercise price on the date of exercise.

(2) Value is calculated based on the difference between the option price and the closing market price of the underlying Common Stock at December 31, 1996. Options are in-the-money if the fair market value of the Company's Common Stock exceeds the exercise price of the option.

(3) Mr. Mahan holds an option for 66,666 shares granted pursuant to the 1992 Limited Stock Option Plan, as amended, ("the TARSOP"). The Cardinal stockholders approved an amendment to the TARSOP which accelerated the vesting and exercisability of the option upon achieving an earnings per share goal of $3.36 per share for fiscal year 1996 after eliminating from the calculation of Cardinal's earnings the amount of any special assessment which may be charged in 1996 related to the recapitalization of the Savings Association Insurance Fund and the amount of any charge required to be recognized by Cardinal as a result of the amendments. Based upon audited net income for 1996, the earnings per share goal for 1996 has been achieved. Therefore, as of March 21, 1997, the date Cardinal received its audited financial statements, the option held by Mr. Mahan is fully vested and exercisable and will continue to be exercisable until December 31, 2001.


                                  PENSION PLANS

     Pension Plans. The following table sets forth the estimated aggregate annual benefits payable under the Cardinal Bancshares, Inc. Pension Plan and Trust Agreement (the "Pension Plan") to persons in specified average final compensation and credited years of service classifications upon retirement at age 65. Amounts shown in the table include Social Security benefits which would be deducted in calculating benefits under the Pension Plan. The employee's years of service is limited to no more than thirty years. The aggregate annual retirement benefits do not increase as a result of additional credited service after thirty years.

                               PENSION PLAN TABLE
-------------------------------------------------------------------------------

                          Estimated Aggregate Annual Retirement Benefit
                                  Assuming Credited Service of:
     Average          -----------------------------------------------------
      Final                                                        30 Years
   Compensation       15 Years       20 Years       25 Years       and Over
   ------------       --------       --------       --------       --------
   $     80,000      $  16,056       $ 21,408       $ 26,759       $ 32,111
         90,000         18,306         24,408         30,509         36,611
        100,000         20,556         27,408         34,259         41,111
        110,000         22,806         30,408         38,009         45,611
        120,000         25,056         33,408         41,759         50,111
        130,000         27,306         36,408         45,509         54,611
        140,000         29,556         39,408         49,259         59,111
        150,000         31,806         42,408         53,009         63,611

     For purposes of the Pension Plan, an employee's earnings are the first $150,000 of base salary or wages paid, including fees, commissions, bonuses and overtime pay and excluding amounts paid to any benefit plan on behalf of the employee. For 1996, compensation for purpose of determining retirement benefits for each of the named executive officers in the Summary Compensation Table differed by less than 10% from the amount shown in the table above.

     Average final compensation is defined as average earnings of the five consecutive and complete plan years in which the employee's earnings were the greatest. Accrued retirement benefits vest upon completion of five years service. The benefits shown in the table above are calculated on a straight-life annuity basis. As of March 28, 1997, the number of years of credited service for each of Messrs. J. Mahan, Penn, and Brown was nine years. The number of years of credited service for Mr. Cvengros was eight years.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Vine Street, HNB, Jefferson, First & Peoples and Alliance have, in the ordinary course of business, extended credit to various of their directors and executive officers or corporations or other entities in which they may be interested or in which they own a controlling interest. All such loans have been made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collection or present other unfavorable features. All such transactions were on terms no less favorable to Cardinal than those entered into with non-affiliates.

     Cardinal's main office and its operations center are leased from Bluegrass Commerce Center Partners, a general partnership in which James S. Mahan, III owns a 30.7% interest. Both leases are on terms which are competitive for the Lexington area.

Bluegrass Commerce Center Partners received $120,168 in lease payments from Cardinal for the period from January 1, 1996 to December 31, 1996.

     Each current and former Director has entered into a Stock Contract with Cardinal (the "Contracts") whereby each member of the Board of Directors has agreed to purchase 7,500 shares (collectively the "Shares") of the Company's Common Stock from the Company at $25.00 per share (the "Purchase Price") by November 5, 2003. The Contracts received shareholder approval on July 28, 1994. Consistent with continuing discussions concerning proper director compensation, the Board chose to approve the Contracts in recognition of the previous six years of service and in lieu of customary directors' fees in the immediate future. During Cardinal's first six years of operation, the directors did not receive board fees, options or grants.

     The aggregate number of Shares which must be purchased under the Contracts is 75,000. Either authorized and unissued shares or shares reacquired by Cardinal, including shares purchased in the open market, may be issued by Cardinal under the Contracts.

     In the event of a capital adjustment in the Company's Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or any other change (after the effective date of the Contract) in the nature or number of shares of the Company's Common Stock, a proportionate adjustment shall be made in the maximum number and kind of Shares which may be delivered under the Contract, and in the Purchase Price, and the number and kind of Shares covered by the Contract. By virtue of such a capital adjustment, the price of any Share shall be adjusted so that there will be no change in the aggregate purchase price payable upon the purchase of the Shares.

     Each director is obligated to purchase Shares as specified in a Contract at any time before November 5, 2003. In the event of the death of a director while serving as a member of Cardinal's Board of Directors, such obligation to purchase Shares pursuant to the Contract shall be passed to his estate to be performed by the person or persons entitled thereto by will or by applicable laws of descent and distribution ("Director Representative") and the Director Representative shall have the obligation to purchase the Shares to which the director was entitled to the full extent such Shares were able to be purchased on the date of his death. Likewise, in the case of the permanent and total disability of a director (within the meaning of Section 22(e) (3) of the Internal Revenue Code of 1986, as amended), the director continues to be obligated under the Contract and such duties shall be performed by a person designated herein as a Director Representative.

     As of March 28, 1997, each current and former Director has fulfilled his obligation under his Contract, except Mr. James Mahan. Mr. Mahan resigned as a director of Cardinal on September 20, 1996 but is still obligated to purchase the shares as specified in his Contract at any time before November 5, 2003.

   REPORT OF THE COMPENSATION COMMITTEE AND STOCK OPTION AGREEMENT COMMITTEE

     The Company's CEO compensation program is administered by the Compensation Committee, which also administers the Company's Limited Stock Option Plan. The Stock Option Agreement Committee administers the 1989 and 1994 Stock Option Plans.

     Base Compensation. Compensation of the CEO is determined by the Compensation Committee. The CEO determines the compensation of the Company's other executive officers. Factors considered by the CEO in determining the compensation of the Company's other executive officers are the Company's performance and financial prospects and the individual's performance. Base salaries for executive officers, including the CEO, were unchanged from 1995 to 1996, except for Mr. Cvengros whose base salary increased 14.7% between 1995 and 1996.

     Stock Options. To encourage growth and shareholder value, stock options are granted under the Company's 1989 and 1994 Stock Option Plans to key management personnel who are in a position to make substantial contributions to the long-term success of the Company. The Stock Option Agreement Committee believes that the grant of options focuses attention on managing the Company from the perspective of an equity owner. After review of the 1995 performance of the Company, as well as the number of options granted in prior years to the named executive officers, the Stock Option Agreement Committee granted options to certain executive officers in 1996.

     CEO Compensation. The CEO's compensation for fiscal 1996 consisted of base salary and stock options issued under the Limited Stock Option Plan discussed below. Mr. Mahan was CEO from January 1 to September 20, 1996. Mr. Penn became CEO on October 24, 1996. Neither Mr. Mahan's nor Mr. Penn's base salary changed from 1995 to 1996.

     In 1992, the Board of Directors established the Company's Limited Stock Option Plan under which Mr. Penn received grants of 33,334 shares which vest upon the attainment of certain performance goals by the Company. The timing of the exercise of the options granted under the Limited Stock Option Plan is based on the Company and its subsidiaries meeting an "Annual Performance Goal" and a "Cumulative Performance Goal" for the fiscal years ending in 1992, 1993, 1994, 1995 and 1996 as described in the Limited Stock Option Plan. The Limited Stock Option Plan provides that the "Annual Performance Goal" of Cardinal and its subsidiaries on a consolidated basis will be met for a certain year if the net income earned per common share on a fully diluted basis ("EPS") for that year reflects an average annual increase in EPS of 15%, compounded annually, over the net income per common share (on an undiluted basis) when compared with the EPS for all prior fiscal years, if any, ending after December 31, 1991, with the EPS for December 31, 1991 set at $1.68 per common share. The "Cumulative Performance Goal" means that for the fiscal year ending in 1996 Cardinal achieves the Annual Performance Goal for that year.

     On October 18, 1996 the Cardinal shareholders approved an amendment to the Limited Stock Option Plan which changed the calculation of Cardinal's net income for purposes of determining if Cardinal achieved the earnings per share goal by eliminating from the calculation of Cardinal's earnings the amount of any special assessment which may be charged in 1996 related to the recapitalization of the Savings Association Insurance Fund and the amount of any charge required to be recognized by Cardinal as a result of such amendments approved on October 18, 1996. Based upon reported net income for 1996, the "Cumulative Performance Goal" has been achieved.

           Compensation Committee         Stock Option Agreement Committee
           ----------------------         --------------------------------
              Vernon J. Cole                    Samuel A. B. Boone
              Loyd G. Jasper                    Vernon J. Cole
              Ronald C. Switzer                 James M. Hill, IV

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to October 24, 1996, the Compensation Committee for fiscal 1996 was comprised of three nonemployee members of the Company's Board of Directors -- Messrs. Gatton, Runnion and Jasper. On October 24, 1996, the Board appointed as members of the Compensation Committee Messrs. Cole, Jasper and Switzer. Mr. Cole formerly was the president and chief executive officer of HNB, a subsidiary of the Company, from 1986 until 1991. Mr. Jasper formerly was the president and chief executive officer of Alliance, a subsidiary of the Company, from 1985 to July 1994.


                                PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return (stock price appreciation plus dividends) on the Company's Common Stock with the cumulative total return of all banks (SNL index) and all NASDAQ U.S. Stocks for the period December 3, 1993 to December 31, 1996. The Company's Common Stock began trading on NASDAQ on December 7, 1993. Therefore, the total return for the Company's Common Stock and the two comparative indices have been calculated from December 7, 1993. The graph assumes that the values of the investment in Company's Common Stock and each index was $100 on December 7, 1993 and that all dividends were reinvested. For each period indicated, the index value for the Company has excluded the effect of the distribution of SFNB common stock to the Company's shareholders on May 23, 1996.

                               [GRAPHIC OMITTED]


                                                 PERIOD ENDING
                            -------------------------------------------------------
INDEX                         12/8/93    12/31/93   12/31/94   12/31/95   12/31/96
-----------------------------------------------------------------------------------
Cardinal Bancshares,  Inc      100.00     107.59     101.15     214.47     353.78
NASDAQ - Total US              100.00     101.08      98.80     139.73     171.88
SNL Banks (All) Index (1)      100.00     100.93      98.64     153.57     214.29


(1) All banks traded on the New York and American Stock Exchanges, as well as NASDAQ and over-the-counter markets.


                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed the firm of KPMG Peat Marwick LLP as independent auditors to audit the accounts of the Company for the year 1997. That firm has audited the accounts of the Company since its inception.

     A representative of the firm of KPMG Peat Marwick LLP will be present at the Annual Meeting. He will be given the opportunity to make a statement if he so desires, and will be available to respond to appropriate questions.

                            PROPOSALS OF SHAREHOLDERS

     Any shareholder desiring to submit a proposal for consideration at the 1998 Annual Meeting of the Company must forward the proposal to the Company. Any such proposal or proposals intended to be presented at the 1998 annual meeting and included in the Company's proxy materials relating to that meeting must forward the proposal so that it will be received by the Company's principal executive office no later than December 5, 1997.


                                  OTHER MATTERS

     The Board does not expect to present any matters at the Annual Meeting other than those referred to herein and at this date is unaware of any other matters that will be presented. Should any other matter be properly presented at the meeting, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

     ANY STOCKHOLDER MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SEC FOR 1996 ON FORM 10-K AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SEC UNDER THE EXCHANGE ACT BY SUBMITTING A REQUEST IN WRITING TO:
CARDINAL BANCSHARES, INC., BLUEGRASS COMMERCE CENTER, 400 EAST VINE STREET, SUITE 300, LEXINGTON, KENTUCKY, 40507, ATTENTION: CAROLYN L. GABRIEL, CORPORATE SECRETARY.

                                                                     Appendix A

                                                                REVOCABLE PROXY


                            CARDINAL BANCSHARES, INC.

                      THIS PROXY IS SOLICITED ON BEHALF OF
               THE BOARD OF DIRECTORS OF CARDINAL BANCSHARES, INC.

                    Proxy for Annual Meeting of Shareholders
                                   May 1, 1997

The undersigned shareholder of Cardinal Bancshares, Inc., a Kentucky corporation ("Company"), does hereby constitute and appoint John S. Penn and Jack H. Brown and each of them (each with full power of substitution and with full power to act without the other and, if both of them act hereunder, by action of both of them), the proxies of the undersigned, to represent the undersigned and to vote at the Annual Meeting of Shareholders of the Company to be held on May 1, 1997 at 9:00 a.m. (Lexington time) at The Vine Street Trust Company, 360 East Vine Street, Lexington, Kentucky, and any adjournment or postponement thereof, all the shares of common stock of the Company which the undersigned would be entitled to vote if then personally present. This Proxy is given, except as indicated below, for the following purposes:

1. To vote FOR the Board of Directors' nominees who are listed below for election as directors, for a one year term, except to the extent authority to vote for a particular nominee is specifically withheld, with discretionary authority to exercise cumulative voting rights.

[ ] FOR all nominees listed below (except as marked to the contrary below)

[ ] WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW):

Samuel A. B. Boone             Loyd G. Jasper            John S. Penn
Vernon J. Cole                 Ryan R. Mahan             Ronald C. Switzer
James M. Hill, IV


2. TO VOTE UPON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTER THAT WILL BE PRESENTED FOR ACTION AT THE MEETING.


The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of the Company dated April 4, 1997 and the Proxy Statement of the same date furnished therewith.

YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE OF ITS REVOCATION TO THE SECRETARY OF THE COMPANY, BY DELIVERY OF A LATER DATED PROXY, OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. SIGNING A PROXY DOES NOT PRECLUDE YOU FROM ATTENDING THE MEETING IN PERSON. THE SHARES REPRESENTED BY ALL PROPERLY EXECUTED PROXIES WILL BE VOTED AS SPECIFIED BY YOU. IN THE ABSENCE OF DIRECTION, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE NOMINEES TO THE BOARD SET FORTH ABOVE.


                                   Dated: ______________________, 1997

                                   ___________________________________
                                   (Signature)

                                   ___________________________________
                                   (Signature)
                                   Please sign exactly as name appears on
                                   your stock certificate. If the stock is registered in the name of two or more persons, each should sign. When signing as an executor, administrator, trustee, guardian, attorney, or corporate officer, please add your full title as such.